Exhibit 5.1

Mayer Brown International LLP

201 Bishopsgate
London EC2M 3AF

Telephone: +44 20 3130 3000
Fax: +44 20 3130 3001

www.mayerbrown.com
DX 556 London and City

Adaptimmune Therapeutics plc
101 Park Drive
Milton Park	27 July 2016
Abingdon
Oxfordshire OX14 4RY

Our ref:           20456/14449365

Dear Sirs

Registration Statement on Form S-3

1.                                      Background

We have acted for Adaptimmune Therapeutics plc, a public limited company incorporated under the laws of England and Wales (the “Company”), as its legal advisers in England in connection with the registration statement on Form S-3 (the “Registration Statement”) to be filed on or about 27 July 2016 by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”).  The Registration Statement relates to the offering, issuance and sale by the Company from time to time of an indeterminate number of ordinary shares of £0.001 each in the Company (“Ordinary Shares”) as may from time to time be offered and sold at indeterminate prices, which together shall have an aggregate initial offering price not to exceed US$250,000,000.  The Ordinary Shares are to be offered or sold in the form of American Depositary Shares (“ADSs”).  Each ADS represents 6 Ordinary Shares.

We note that the Registration Statement includes:

(a)                                 a base prospectus (the “Base Prospectus”) relating to the offering, issuance and sale of Ordinary Shares (the “Base Prospectus Shares”), which may be supplemented in the future by one or more prospectus supplements (each a “Prospectus Supplement”); and

(b)                                 a sales agreement prospectus (the “Sales Agreement Prospectus”) relating to the offering, issuance and sale of Ordinary Shares, which together shall have an aggregate initial offering price not to exceed US$75,000,000 (the “Sales Agreement Shares”) that may be issued and sold under a sales agreement between (1) the Company and (2) Cowen and Company, LLC dated 27 July 2016 (the “Sales Agreement”).

This is a legal communication, not a financial communication. Neither this nor any other communication from this firm is intended to be, or should be construed as, an invitation or inducement (direct or indirect) to any person to engage in investment activity.

Mayer Brown International LLP is a limited liability partnership (registered in England and Wales number OC303359) which is authorised and regulated by the Solicitors Regulation Authority. We operate in combination with other Mayer Brown entities with offices in the United States, Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

We use the term “partner” to refer to a member of Mayer Brown International LLP, or an employee or consultant who is a lawyer with equivalent standing and qualifications and to a partner of or lawyer with equivalent status in another Mayer Brown entity. A list of the names of members of Mayer Brown International LLP and their respective professional qualifications may be inspected at our registered office, 201 Bishopsgate, London EC2M 3AF, England or on www.mayerbrown.com.

The Base Prospectus Shares and the Sales Agreement Shares are collectively referred to herein as “Offering Shares”.  The Offering Shares are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

We understand that Ordinary Shares are not, and are not intended to be, admitted to trading on any market or exchange, or otherwise listed, in the United Kingdom.

In connection with the Registration Statement, we have been asked to provide an opinion on certain matters, as set out below.  We have taken instructions in relation to this opinion solely from the Company.

2.                                      Examination and enquiries

(a)                                 For the purpose of giving this opinion, we have examined:

(i)                                     a signed copy sent to us as a pdf of the Registration Statement;

(ii)                                  a signed execution copy sent to us as a pdf of the Sales Agreement; and

(iii)                               a certificate dated 27 July 2016 signed by the company secretary of the Company (the “Officer’s Certificate”) relating to certain factual matters and having annexed thereto copies (certified by the company secretary as being true, complete, accurate and up-to-date in each case) of the following documents:

(A)                               the Company’s certificate of incorporation, certificate of incorporation on re-registration, memorandum of association and its articles of association adopted  by special resolution passed on 27 April 2015 and effective as of 6 May 2015, and amended by special resolution passed on 16 June 2016; and

(B)                               minutes of a meeting of the board of directors of the Company held on [21] July 2016 at which it was resolved, inter alia, to approve the filing of the Registration Statement with the Securities and Exchange Commission and the entry into the Sales Agreement.

(b)                                 For the purpose of giving this opinion, we have:

(i)                                     on 27 July 2016 made an online search of the register kept by the Registrar of Companies in respect of the Company (the “Company Search”); and

(ii)                                  made a telephone enquiry in respect of the Company of the Central Index of Winding Up Petitions on 27 July 2016 at 15:45 (BST) (the “Telephone Search”, and together with the Company Search, the “Searches”).

(c)                                  For the purposes of giving this opinion, we have only examined and relied on those documents and made those searches and enquiries set out in paragraphs 2(a) and (b) respectively.  We have made no further enquiries concerning the Company or any other matter in connection with the giving of this opinion.

(d)                                 We have made no enquiry, and express no opinion, as to any matter of fact.  As to matters of fact which are material to this opinion, we have relied entirely and without further enquiry on statements made in the documents listed in paragraph 2(a).

3.                                      Assumptions

(a)                                 In giving this opinion we have assumed:

(i)                                  the genuineness of all signatures, seals and stamps;

(ii)                               that each of the individuals who signs as, or otherwise claims to be, an officer of the Company is the individual whom he or she claims to be and holds the office he or she claims to hold;

(iii)                            the authenticity and completeness of all documents submitted to us as originals;

(iv)                           the conformity with the original documents of all documents reviewed by us as drafts, specimens, pro formas or copies and the authenticity and completeness of all such original documents;

(v)                              that the meeting referred to in paragraph 2(a)(iii)(B) (Examination and enquiries) was duly convened, constituted and held in accordance with all applicable laws and regulations; that in particular, but without limitation, a duly qualified quorum of directors or was present throughout the meeting and voted in favour of the resolutions; and that each provision contained in the Companies Act 2006 or the articles of association of the Company relating to the declaration of directors’ interests or the power of interested directors to vote and to count in the quorum was duly observed;

(vi)                           that the minutes referred to in paragraph 2(a)(iii)(B) (Examination and enquires) are a true record of the proceedings of the relevant meeting and that each resolution recorded in those minutes has not been amended or rescinded and remains in full force and effect;

(vii)                        that the directors of the Company acted in accordance with ss171 to 174 Companies Act 2006 in approving the resolutions recorded in the minutes referred to in paragraph 2(a)(iii)(B) (Examination and enquiries); and that all actions to be carried out by the Company pursuant to those resolutions are in its commercial interests;

(viii)                     that each party to the Sales Agreement and to each agreement or instrument pursuant to which Offering Shares are offered, issued and/or sold will have the capacity to enter into and deliver, and to exercise its rights and perform its obligations thereunder, will have taken all necessary corporate action to authorise that entry, delivery, exercise and performance, and will not be prohibited by any applicable law from that entry, delivery, exercise and performance; that each such agreement or instrument will have been duly executed by or on behalf of each party to it; and that the obligations created by each such agreement or instrument will constitute the legal, valid, binding and enforceable obligations of each of the parties to it under the laws by which it is expressed to be governed;

(ix)                           that each consent, licence, approval, authorisation or order of any governmental authority or other person which is required under any applicable law in relation to the execution and delivery of the Registration Statement, the Sales Agreement and each agreement or instrument pursuant to which Offering Shares are offered, issued and/or sold, and the exercise of rights and the performance of obligations under them by each party to them or otherwise in connection with the transactions contemplated by them, will have been obtained and will be in full force and effect;

(x)                              that the Company is and will at all relevant times remain in compliance with all applicable anti-corruption, anti-money laundering, anti-terrorism, sanctions and human rights laws and regulations;

(xi)                           that no agreement, document or obligation to or by which the Company (or its assets) is a party or bound and no injunction or other court order against or affecting the Company would be breached or infringed by the matters contemplated by the Registration Statement or the Sales Agreement;

(xii)                        that the information disclosed by the Searches is true, accurate, complete and up-to-date and that there is no information which, for any reason, should have been disclosed by those Searches but was not so disclosed;

(xiii)                     that no Offering Share is acquired as a consequence of a communication made in breach of s21(1) Financial Services and Markets Act 2000;

(xiv)                    that the Offering Shares will be offered and sold in accordance with all applicable laws;

(xv)                       that no application has been or will be made for any Offering Shares to be listed or admitted to trading on a regulated market situated or operating in the United Kingdom;

(xvi)                    that on each date on which the Company allots and issues any Offering Shares (each an “Allotment Date”) the Company will have complied with all applicable laws relevant to the allotment and issue of those Offering Shares;

(xvii)                 that as at each Allotment Date the documents examined, and the results of the searches and enquiries made, as set out in paragraph 2 (Examination and enquiries) would not be rendered untrue, inaccurate, incomplete or out-of-date by reference to subsequent facts, matters, circumstances or events;

(xviii)              that the aggregate issue price in respect of each Offering Share is not less than the nominal value of that Offering Share;

(xix)                    that the directors of the Company as at each Allotment Date will be duly authorised pursuant to the articles of association of the Company in force at the Allotment Date, the Companies Act 2006 and any relevant authority given by the members of the Company in general meeting to allot and issue the relevant Offering Shares, and that any pre-emption rights that would otherwise apply in relation to such allotment and issue will have been validly disapplied;

(xx)                          that the directors of the Company as at each Allotment Date will have validly resolved to allot and issue the relevant Offering Shares; and

(xxi)                       that there will be no fact or matter (such as bad faith, coercion, duress, undue influence or a mistake or misrepresentation before or at the time any agreement or instrument is entered into, a subsequent breach, release, waiver or variation of any right or provision, an entitlement to rectification or circumstances giving rise to an estoppel) which might affect the allotment and issue of any Offering Shares.

(b)                                 In relation to paragraph 3(a)(xii), it should be noted that this information may not be true, accurate, complete or up-to-date.  In particular, but without limitation:

(i)                                     there may be matters which should have been registered but which have not been registered or there may be a delay between the registration of those matters and the relevant entries appearing on the register of the relevant party;

(ii)                                  there is no requirement to register with the Registrar of Companies notice of a petition for the winding-up of, or application for an administration order in respect of, a company.  Such a notice or notice of a winding-up or administration order having been made, a resolution having been passed for the winding-up of a company or a receiver, manager, administrative receiver, administrator or liquidator having been appointed may not be filed with the Registrar of Companies immediately and there may be a delay in any notice appearing on the register of the relevant party;

(iii)                               the results of the Telephone Search relate only to petitions for the compulsory winding up of, or applications for an administration order in respect of, the Company presented prior to the enquiry and entered on the records of the Central Index of Winding Up Petitions.  The presentation of such a petition, or the making of such an application, may not have been notified to the Central Index or entered on its records immediately or, if presented to a County Court or Chancery District Registry, at all; and

(iv)                              in each case, further information might have become available on the relevant register after the Searches were made.

4.                                      Opinion

(a)                                 On the basis of the examination and enquiries referred to in paragraph 2 (Examination and enquiries) and the assumptions made in paragraph 3 (Assumptions), we are of the opinion that Offering Shares allotted and issued will, when the Company has received the aggregate issue price in respect of such Offering Shares and the names of the holders of such Offering Shares are entered in the register of members of the Company, be validly issued, fully paid and no further amount may be called thereon.

(b)                                 This opinion is strictly limited to the matters expressly stated in this paragraph 4 and is not to be construed as extending by implication to any other matter.

5.                                      Law

(a)                                 This opinion and any non-contractual obligations arising out of or in connection with this opinion shall be governed by, and construed in accordance with, English law.

(b)                                 This opinion relates only to English law (being for these purposes, except to the extent we make specific reference to an English law “conflict of law” (private international law) rule or principle, English domestic law on the assumption that English domestic law applies to all relevant issues) as applied by the English courts as at today’s date, including the laws of the European Union to the extent having the force of law in England.

(c)                                  We do not undertake or accept any obligation to update this opinion to reflect subsequent changes in English law or factual matters.

(d)                                 We express no opinion as to, and we have not investigated for the purposes of this opinion, the laws of any jurisdiction other than England.  It is assumed that no foreign law which may apply to the matters contemplated by the Registration Statement, the Sales Agreement, the Company, any document or any other matter contemplated by any document would or might affect this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act or the Rules.

Yours faithfully

/s/ Mayer Brown International LLP

Mayer Brown International LLP